EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
Brent Wood, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FIRST QUARTER 2018 RESULTS

•
Net Income Attributable to Common Stockholders of $.83 Per Share Compared to $.38 Per Share for the Same Quarter of 2017 (2018 Includes Gains on Sales of Real Estate Investments and Non-Operating Real Estate of $.30 Per Share)

•	Funds from Operations of $1.16 Per Share Compared to $.99 Per Share for the Same Quarter Last Year, an Increase of 17.2%

•	Same Property Net Operating Income (PNOI) Growth of 4.3%

•	97.0% Leased, 96.4% Occupied as of March 31, 2018; Average Occupancy of 96.3% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 18.7%

•	Started Construction of Two Development Projects Totaling 169,000 Square Feet in Atlanta and Houston with Projected Total Costs of $12 Million

•	Transferred Three 100% Leased Development Projects Totaling 347,000 Square Feet to the Real Estate Portfolio

•	Development Program Consisted of 17 Projects (2.0 Million Square Feet) at March 31, 2018 with a Projected Total Investment of $165 Million

•	Sold 214,000 Square Feet of Operating Properties and 11 Acres of Land for $17.5 Million

•	Paid 153rd Consecutive Quarterly Cash Dividend: $.64 Per Share

•	Issued 179,501 Shares of Common Stock at an Average Price of $82.68 During the Quarter with Gross Proceeds of $15 Million

JACKSON, MISSISSIPPI, April 19, 2018 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three months ended March 31, 2018.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our first quarter results demonstrate the strength and resilience we are experiencing across the industrial market. It is a strong start to the year and was a quarter when the majority of things that could fall into place thankfully did. Our unique in-fill, shallow bay, Sunbelt high growth market strategy further positions us to capitalize on the market. The 17.2% increase in quarterly FFO over prior year means that we’ve now beaten the preceding corresponding quarter in every quarter over the past seven years save one a long term testament to our operating strategy.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.83 for the three months ended March 31, 2018, compared to $.38 for the same period of 2017. The Company's property net operating income (PNOI) increased by $4,439,000 ($.13 per share) for the three months ended March 31, 2018, as compared to the same period of 2017. EastGroup recognized net gains on sales of real estate investments and non-operating real estate of $10,308,000 ($.30 per share) in the first quarter of 2018 compared to a net loss of $40,000 (less than $.01 per share) in the first quarter of 2017.

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2018, funds from operations attributable to common stockholders (FFO) was $1.16 per share compared to $.99 per share for the same quarter of 2017, an increase of 17.2%. PNOI increased by $4,439,000, or 9.4%, during the quarter ended March 31, 2018, compared to the same period of 2017. PNOI increased $2,634,000 from newly developed and redeveloped properties, $1,924,000 from same property operations and $506,000 from 2017 acquisitions; PNOI decreased $628,000 from operating properties sold in 2017 and 2018.

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Same PNOI increased 4.3% for the quarter ended March 31, 2018, compared to the same quarter in 2017; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), same PNOI increased 4.4%. Rental rates on new and renewal leases (5.0% of total square footage) increased an average of 18.7% for the quarter.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

SALES

During the first quarter, EastGroup sold 11 acres of land in Houston for $2.6 million. The sale generated a gain of $86,000 which was recognized in Other on the Consolidated Statements of Income and Comprehensive Income; the gain was included in FFO.

Also during the first quarter, the Company sold two operating properties containing 214,000 square feet in Houston and Tampa for $14.9 million. EastGroup recognized gains on the sales of $10,222,000 which are included in Gain on sales of real estate investments; these gains from sales of depreciable real estate investments are excluded from FFO.

DEVELOPMENT

During the first quarter, EastGroup began construction of West Road 5, a 58,000 square foot, multi-tenant business distribution building in Houston. This is the last building in the Company's West Road Business Park; the other four buildings are currently 100% occupied.

Also in the first quarter, the Company initiated construction of Broadmoor 2 in Atlanta. The multi-tenant business distribution building will contain 111,000 square feet and is located adjacent to the Company's 100% leased Broadmoor 1 property, which was acquired by EastGroup in 2017.

The development projects started in the first quarter are detailed in the table below:

Development Properties Started in 2018	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

West Road 5	Houston, TX	58,000	07/2019	$4,700
Broadmoor 2	Atlanta, GA	111,000	10/2019	7,400
Total Development Properties Started		169,000		$12,100

At March 31, 2018, EastGroup’s development program consisted of 17 projects (1,988,000 square feet). The projects, which were collectively 51% leased as of April 18, 2018, have a projected total cost of $165 million.

During 2018, EastGroup transferred (at the earlier of 90% occupied or one year after completion) three development properties to the real estate portfolio as detailed in the table below.

Development Properties Transferred to Real Estate Portfolio in 2018	Location	Size	Conversion Date	Cumulative Cost as of 3/31/18	Percent Leased as of 4/18/18
		(Square feet)		(In thousands)

Alamo Ridge IV	San Antonio, TX	97,000	03/2018	$7,814	100%
Oak Creek VII	Tampa, FL	116,000	03/2018	7,122	100%
Weston	Ft. Lauderdale, FL	134,000	03/2018	15,751	100%
Total Properties Transferred		347,000		$30,687	100%

Subsequent to quarter-end, the Company began construction of Gateway Commerce Park 1 in Miami. The $23 million property will contain 200,000 square feet and is the first building underway at Gateway Commerce Park, which is expected to include a total of five buildings containing 850,000 square feet upon future development.

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DIVIDENDS

EastGroup paid cash dividends of $.64 per share in the first quarter of 2018. This was the Company’s 153rd consecutive quarterly cash distribution to shareholders.  EastGroup has increased or maintained its dividend for 25 consecutive years. The Company has increased it 22 years within that period, including increases in each of the last six years.  The Company’s payout ratio of dividends to FFO was 55% for the quarter.  The annualized dividend rate of $2.56 per share yielded 3.0% on the closing stock price of $85.04 on April 18, 2018.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 27.8% at March 31, 2018.  For the first quarter, the Company had interest and fixed charge coverage ratios of 5.68x and a debt to earnings before interest, taxes, depreciation and amortization for real estate (EBITDAre) ratio of 5.69x.

During the first quarter, EastGroup issued and sold 179,501 shares of common stock under its continuous equity program at an average price of $82.68 per share, providing net proceeds to the Company of $14.6 million.

In February, the Company refinanced a $65 million unsecured term loan, resulting in a 55 basis point reduction in the loan's effectively fixed interest rate. The loan, which has a maturity date of April 1, 2023, now has an effectively fixed interest rate of 2.313%. The refinancing will provide a net annual savings to the Company of approximately $340,000.

In mid-April, EastGroup closed $60 million of senior unsecured private placement notes with an insurance company. The notes have a 10-year term and a fixed interest rate of 3.93% with semi-annual interest payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

OUTLOOK FOR 2018

EPS for 2018 is now estimated to be in the range of $2.33 to $2.43.  Estimated FFO per share attributable to common stockholders for 2018 is now estimated to be in the range of $4.51 to $4.61. The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q2 2018	Y/E 2018	Q2 2018	Y/E 2018
	(In thousands, except per share data)

Net income attributable to common stockholders	$17,039	81,561	17,739	85,065
Depreciation and amortization	21,622	86,691	21,622	86,691
Gain on sales of depreciable real estate investments	—	(10,222)	—	(10,222)
Funds from operations attributable to common stockholders	$38,661	158,030	39,361	161,534

Diluted shares	34,986	35,047	34,986	35,047

Per share data (diluted):
Net income attributable to common stockholders	$0.49	2.33	0.51	2.43
Funds from operations attributable to common stockholders	1.11	4.51	1.13	4.61

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The following assumptions were used for the mid-point:

Metrics	Guidance for Q2 2018	Revised Guidance for Year 2018	Initial Guidance for Year 2018 (1/31/18 Press Release)	Actual for Year 2017
FFO per share	$1.11 - $1.13	$4.51 - $4.61	$4.50	$4.26
FFO per share increase over prior year period	6.7%	7.0%	5.6%	6.0%
Same Property Net Operating Income (PNOI) growth:
Straight-line basis	5.4% - 5.8%	2.5% - 3.5% (1)	2.3% (1)	2.8%
Cash basis (2)	5.2% - 5.6%	3.2% - 4.2% (1)	2.7% (1)	3.3%
Average quarterly same PNOI growth - Straight-line basis	n/a	4.0%	3.3%	3.6%
Average month-end occupancy	95.1%	95.5%	95.2%	95.5%
Lease termination fee income	$79,000	$361,000	$300,000	$468,000
Bad debt expense (No identified bad debts for remainder of 2018)	$250,000	$840,000	$1,000,000	$499,000
Development starts:
Square feet	638,000	1.4 million	1.4 million	1.3 million
Projected total investment	$57 million	$120 million	$120 million	$109 million
Development-stage operating property acquisitions	None	None	None	$10 million
Operating property acquisitions	$5 million	$40 million	$50 million	$55 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	None	$40 million	$50 million	$38 million
Gain (loss) on sales of non-operating real estate	None	$86,000	None	$293,000
Average variable interest rate on unsecured bank credit facilities	3.0%	3.5%	2.9%	2.1%
Unsecured debt closing in period	$60 million at 3.93%	$140 million at 4.3% weighted average interest rate	$140 million at 4.3% weighted average interest rate	$60 million at 3.46%
Common stock issuances	$12.5 million	$50 million	$50 million	$111 million
General and administrative expense	$3.6 million	$13.7 million	$13.2 million	$15.0 million

(1) Includes properties which have been in the operating portfolio since 1/1/17 and are projected to be in the operating portfolio through 12/31/18.

(2) Beginning on 1/1/18, the Cash basis for 2018 and 2017 excludes straight-line rent adjustments and amortization of above/below market rent intangibles. In previous years, this metric excluded straight-line rent adjustments only. See the Definitions section of this press release for additional information about the change in this operating metric.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation

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400 W. PARKWAY PLACE, SUITE 100 – RIDGELAND, MS 39157 – TEL. 601-354-3555 – FAX 601-352-1441

and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

EastGroup sometimes refers to PNOI from Same Properties as "Same PNOI" in this press release and the accompanying reconciliation. Same Properties is defined as operating properties owned during the entire current period and prior year reporting period. Development properties are excluded until held in the operating portfolio for both the current and prior year reporting periods.

The Company's chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) in making decisions. EBITDAre is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

In a press release dated January 17, 2018, the Company, along with a group of other leading industrial REITs (the Industrial REIT Group), announced that the Industrial REIT Group has agreed on a consistent methodology to calculate various non-GAAP property operating metrics. These non-GAAP metrics include common methodologies for determining property stabilization and occupancy as well as reporting of comparative changes in rental rates and tenant retention rates. In addition, the Industrial REIT Group has agreed on the definition of the annual pool of properties (same property pool) used in calculating same property net operating income growth (same property NOI). Specifically, the annual same property pool will only include properties held as of the beginning of the prior calendar year which were stabilized (according to the agreed upon definition) throughout both periods presented.

Beginning in the first quarter of 2018, all members of the Industrial REIT Group have agreed to calculate these non-GAAP metrics based on the agreed upon methodologies. These conforming changes do not have a material impact on EastGroup's non-GAAP metrics for periods prior to 2018. The actual results for 2018 and outlook for 2018 included in this earnings release are based on the revised methodologies.

As a result of the efforts of the Industrial REIT Group, EastGroup made the following conforming changes, effective January 1, 2018:

•
The Company transfers development properties to the operating portfolio at the earlier of 90% occupancy or one year after shell completion. EastGroup's previous policy was to transfer properties at the earlier of 80% occupancy or one year after shell completion.

•
The calculation of the Company's rental rate change no longer excludes leases for space which has been vacant for more than 24 months. All leases are now included, with the exception of short-term leases with terms less than 12 months and leases of first generation space in properties acquired or developed by EastGroup.

•
The calculation of same property NOI on the cash basis excludes straight-line rent adjustments and amortization of above/below market rent intangibles. In prior periods, EastGroup included the amortization of above/below market rent intangibles in its calculation of same property NOI on the cash basis.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Friday, April 20, 2018, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-877-876-9177 (conference ID: EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Friday, April 27, 2018.  The telephone replay can be accessed by dialing 1-800-727-5306, and the webcast replay can be accessed through a link on the Company's website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

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COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 50,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes approximately 39.7 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters;

•	attracting and retaining key personnel; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2018	2017
REVENUES
Income from real estate operations	$72,120	66,137
Other revenue	83	17
	72,203	66,154
EXPENSES
Expenses from real estate operations	20,676	19,007
Depreciation and amortization	21,685	20,225
General and administrative	3,463	5,478
	45,824	44,710
OPERATING INCOME	26,379	21,444
OTHER INCOME (EXPENSE)
Interest expense	(8,607)	(8,686)
Gain on sales of real estate investments	10,222	—
Other	754	215
NET INCOME	28,748	12,973
Net income attributable to noncontrolling interest in joint ventures	(35)	(154)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	28,713	12,819
Other comprehensive income - cash flow hedges	3,606	1,410
TOTAL COMPREHENSIVE INCOME	$32,319	14,229
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.83	0.38
Weighted average shares outstanding	34,689	33,361
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.83	0.38
Weighted average shares outstanding	34,736	33,409

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2018	2017

NET INCOME	$28,748	12,973
(Gain) on sales of real estate investments	(10,222)	—
(Gain) loss on sales of non-operating real estate	(86)	40
(Gain) on sales of other	(427)	—
Interest income	(55)	(62)
Other revenue	(83)	(17)
Depreciation and amortization	21,685	20,225
Company's share of depreciation from unconsolidated investment	31	31
Interest expense (1)	8,607	8,686
General and administrative expense (2)	3,463	5,478
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(79)	(211)
PROPERTY NET OPERATING INCOME (PNOI)	$51,582	47,143
COMPONENTS OF PNOI:
PNOI from Same Properties (3)	$47,003	45,079
PNOI from 2017 Acquisitions	733	227
PNOI from 2017 and 2018 Development and Redevelopment Properties	3,728	1,094
PNOI from 2017 and 2018 Operating Property Dispositions	215	843
Other PNOI	(97)	(100)
TOTAL PNOI	$51,582	47,143
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$28,713	12,819
Depreciation and amortization	21,685	20,225
Company's share of depreciation from unconsolidated investment	31	31
Depreciation and amortization from noncontrolling interest	(44)	(55)
(Gain) on sales of real estate investments	(10,222)	—
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$40,163	33,020
NET INCOME	$28,748	12,973
Interest expense (1)	8,607	8,686
Depreciation and amortization	21,685	20,225
Company's share of depreciation from unconsolidated investment	31	31
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	59,071	41,915
(Gain) on sales of real estate investments	(10,222)	—
EBITDA for Real Estate (EBITDAre)	$48,849	41,915
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.83	0.38
Funds from operations (FFO) attributable to common stockholders	$1.16	0.99
Weighted average shares outstanding for EPS and FFO purposes	34,736	33,409

(1) Net of capitalized interest of $1,602 and $1,646 for the three months ended March 31, 2018 and 2017, respectively.

(2) Net of capitalized development costs of $1,123 and $1,244 for the three months ended March 31, 2018 and 2017, respectively.

(3) Same Properties is defined as operating properties owned during the entire current period and prior year reporting period. Development properties are excluded until held in the operating portfolio for both the current and prior year reporting periods.